FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Corporation Announces Adjournment of
Platinum Diversified Mining, Inc.’s Extraordinary General Meeting
Until December 12, 2006 and Receipt of Additional Escrowed Funds From
Platinum Diversified Mining, Inc.
Friday, December 1, 2006

SOURCE: Nord Resources Corporation

TUCSON, Arizona, December 1, 2006 – Mr. Ronald Hirsch, Chairman of the Board of Directors of Nord Resources Corporation (“Nord”) (Other OTC:NRDS.PK – News) announced that Platinum Diversified Mining, Inc.’s (“Platinum”) extraordinary general meeting of shareholders, relating to Platinum’s proposed acquisition of Nord in the all-cash merger transaction (the “Merger”) announced on October 23, 2006, was reconvened and held at 5:00 p.m. (United Kingdom time) on November 30, 2006. This followed the adjournment of the previous meeting, on November 27, 2006, due to lack of clarity over the delivery and completion of proxies. Platinum has publicly stated that, due to a continued lack of clarity over the delivery and completion of proxies, the meeting has been adjourned again with the consent of Platinum’s shareholders until 10:00 a.m. (United Kingdom time) on December 12, 2006 to clarify the position on voting and the delivery of proxies to enable all shareholders to achieve their intended objectives.

Platinum paid a deposit of $500,000 upon execution of the Agreement and Plan of Merger dated October 23, 2006 (the “Merger Agreement”). Mr. Hirsch announced that, in accordance with the Merger Agreement, Platinum paid an additional deposit of $250,000 on November 30, 2006, such that a total of $750,000 is now being held by American Stock Transfer & Trust Company, as escrow agent, under a deposit escrow agreement. Platinum is required to deposit an additional $250,000 with the escrow agent on December 27, 2006 if the Merger has not been completed by that date.

As previously announced, a special meeting of Nord’s stockholders has been called for December 20, 2006. Additional information regarding this meeting of Nord’s stockholders has been included in a definitive proxy statement filed by Nord with the Securities and Exchange Commission (the “SEC”) on November 20, 2006 and first mailed to Nord’s stockholders on or about November 21, 2006. Investors and security holders may obtain free copies of the proxy statement and other documents filed by Nord with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Nord by contacting Nord directly at 1 West Wetmore Road, Suite 203, Tucson, Arizona 85705, Attention: John Perry, Senior Vice President, Chief Financial Officer, Secretary and Treasurer.

For information contact:

John Perry, Senior Vice President, Chief Financial Officer, Secretary and Treasurer (520) 292-0266

Website: www.nordresources.com

Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release are based on current estimates and actual results may differ materially due to risks associated with the fact that the consummation of the merger transaction is subject to numerous closing conditions, including, among others, (i) the approval of the transaction by Nord’s stockholders, (ii) approval of the transaction by Platinum’s shareholders, (iii) the absence of a material adverse effect in Nord’s business or operations, as described in the merger agreement; (iv) the risk that the transaction may not be consummated if the conditions to closing are not satisfied or waived; (v) the risk that Platinum has certain termination rights in the definitive merger agreement including as a result of a material adverse effect in Nord’s business or operations; (vi) other risks set forth in Nord’s most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements.